UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 11, 2006

CORPORATE OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8815 Centre Park Drive, Suite 400
Columbia, Maryland 21045

(Address of principal executive offices)

(410) 730-9092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

Corporate Office Properties Trust (the “Company”), issued a press release in connection with the offering of the Company’s Common Shares of beneficial interest, par value $0.01 per share (the “Common Shares”) referenced in this Current Report on Form 8-K, which press release is attached as Exhibit 99.1 hereto.  In this press release, and in the prospectus supplement relating to the offering, the Company disclosed that it plans to use the net proceeds of the offering to repay borrowings under its unsecured revolving credit facility and to redeem, when they become eligible for redemption in accordance with their terms, all of the Company’s outstanding 10.25% Series E Cumulative Redeemable Preferred Shares (“Series E Preferred Shares”) and 9.875% Series F Cumulative Redeemable Preferred Shares (“Series F Preferred Shares”), with the balance of the proceeds to be used for working capital. The Series E Preferred Shares and Series F Preferred Shares become eligible for redemption in accordance with their terms on July 15, 2006 and October 15, 2006, respectively.

As disclosed in the prospectus supplement relating to the offering, upon redemption of the Series E Preferred Shares, the Company expects to recognize a $1.8 million non-cash reduction of net income available to its common shareholders related to original issuance costs.  Upon redemption of the Series F Preferred Shares, the Company expects to recognize a $2.1 million non-cash reduction of net income available to its common shareholders related to original issuance costs.  The Company anticipates that these charges will reduce its earnings per share for the year ending December 31, 2006 by $(0.09) and its funds from operations – diluted for that period by $(0.07) per share.

Item 8.01               Other Events.

On April 11, 2006, the Company, and the General Partner of Corporate Office Properties L.P. (the “Operating Partnership”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc. and KeyBanc Capital Markets, a division of McDonald Investments Inc. (the “Underwriters”) in connection with the sale of 1,750,000 (the “Firm Shares”) of Common Shares to the Underwriters in connection with the public offering of these securities. The Company has also granted to the Underwriters an option to purchase up to 250,000 additional Common Shares (collectively with the “Firm Shares,” the “Shares”) to cover over-allotments, if any.

The underwriting agreement is attached hereto as Exhibit 1.1.

Item 9.01               Financial Statements and Exhibits.

Exhibit Number	Description
1.1

Underwriting Agreement, dated April 11, 2006, by and among Corporate Office Properties Trust, Corporate Office Properties, L.P., Raymond James & Associates, Inc. and KeyBanc Capital Markets, a division of McDonald Investments Inc.

99.1	Press release dated April 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 11, 2006

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Roger A. Waesche, Jr.
Name:	Roger A. Waesche, Jr.
Title:	Executive Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
1.1

Underwriting Agreement, dated April 11, 2006, by and among Corporate Office Properties Trust, Corporate Office Properties, L.P., Raymond James & Associates, Inc. and KeyBanc Capital Markets, a division of McDonald Investments Inc.

99.1	Press release dated April 11, 2006.